SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 4, 2004

Encore Capital Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer (Identification No.)

5775 Roscoe Court
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Item 12. Disclosure of Results of Operations and Financial Condition

         On May 4, 2004 the Company issued a press release announcing its unaudited financial results for the first quarter ended March 31, 2004. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of Item 12.

        The press release attached to this Current Report on Form 8-K as Exhibit 99.1 contains financial measures for income before taxes, net income and fully diluted earnings per share excluding one-time benefit that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company has provided a reconciliation in the press release attached to this Current Report on Form 8-K as Exhibit 99.1 of the non-GAAP financial measures for income before taxes, net income and fully diluted earnings per share excluding one-time benefit to GAAP income before taxes, net income and fully diluted earnings per share.

        Management believes that these non-GAAP financial measures provide useful information to investors about the Company’s results of operations because the elimination of one-time benefit that is included in the GAAP financial measures results in a normalized comparison of certain key financial results between the periods presented.

        The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Encore Capital Group, Inc. under the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 4, 2004	By /s/ Barry R. Barkley —————————————— Barry R. Barkley Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 4, 2004.